Exhibit 8.1

Rio de Janeiro, June 9, 2004

Tele Celular Sul Participações S.A.

Rua Comendador Araújo 299

Curitiba, Paraná

Brazil

Ladies and Gentlemen,

We have acted as Brazilian counsel to Tele Celular Sul Participações S.A. (“TSU”) in connection with the proposed merger of Tele Nordeste Celular Participações S.A. (“TND”) with and into TSU (the “Merger”) and the related filing by TSU on June 9, 2004 of its Registration Statement on Form F-4 (the “TSU Form F-4”) with the U.S. Securities and Exchange Commission in connection with the issuance of shares by TSU under the Merger. We hereby confirm that (1) the discussion set forth under the caption “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations,” and (2) the discussion set forth in the TSU Form F-4 and the related prospectus under the caption “Part Seven—Additional Information for Shareholders—Enforceability of Civil Liabilities Under U.S. Securities Laws,” and insofar as such discussions constitute summaries of Brazilian law, fairly summarize the matters referred to therein based on what is expressed in Brazilian law in force as of date of this letter.

Very truly yours,

/s/ Veirano Advogados